Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

TERMINAL EXPANSION AGREEMENT

COVE POINT

between

DOMINION COVE POINT LNG, LP

and

STATOIL NATURAL GAS LLC

dated

as of September 1, 2006

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

TABLE OF CONTENTS

1		DEFINITIONS	2
	1.1.	Definitions	2
2		OVERVIEW	7
	2.1.	Existing Rate Schedules	7
	2.2.	Extension of LTD-1 and FTS Agreements	7
	2.3.	Commercial Agreement	8
	2.4.	No Reliance	8
3		TERM	8
	3.1.	Term of this Agreement	8
	3.2.	In-Service Date.	8
	3.3.	Retention of LTD Expansion Service Beyond Initial Term	8
4		SERVICES	10
	4.1.	Description of LTD Expansion Services	10
	4.2.	Maximum Quantities	11
	4.3.	Receipt and Delivery Points	11
	4.4.	Incorporation of Provisions of Rate Schedule LTD-1	11
	4.5.	Incorporation of Provisions of General Terms and Conditions	11
	4.6.	Inapplicability of FERC Gas Tariff	12
	4.7.	Substitution of Vessels.	12
	4.8.	Scheduling.	12
	4.9.	Eligible Tankers	14
	4.10.	Scheduled Maintenance	14
	4.11.	Non-Disruption	14
	4.12.	Penalties and Charges	14
	4.13.	Right to Acquire and Sell LNG	14
	4.14.	Amendment to Services Provisions	15
5		RATES	15
	5.1.	LTD Expansion Rate Provisions	15
	5.2.	Reservation and Commodity Charges	16
	5.3.	Calculation of LTD Expansion Rate; Adjustment to Terminal Expenditures; Audit.	19
	5.4.	Fixed Rate; Reopener.	20
	5.5.	Adjustment for Recovery of Costs from Construction Contractors	22
	5.6.	Unavailability Credit	22
	5.7.	FERC Modification of Agreement.	25
6		ASSIGNMENT	26
	6.1.	Capacity Assignment	26
	6.2.	Other Assignment	27
	6.3.	Sale or Transfer	28
	6.4.	Title	28

ii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

7		CREDITWORTHINESS	28
	7.1.	Customer Creditworthiness.	28
	7.2.	Operator Creditworthiness.	29
8		FORCE MAJEURE; PAYMENT REDUCTION; INDEMNIFICATION	30
	8.1.	Definition	30
	8.2.	Effect of Force Majeure	31
	8.3.	Waivers	31
	8.4.	Payment Reduction.	31
	8.5.	Indemnification.	32
9		TERMINATION	33
	9.1.	Termination Events	33
	9.2.	Remedies.	34
	9.3.	Limitation of Liability.	36
10		DISPUTE RESOLUTION	38
	10.1.	Good Faith Negotiation	38
	10.2.	Initial Negotiation	38
	10.3.	Mediation	39
	10.4.	Expert Resolution	39
11		REPRESENTATIONS AND WARRANTIES	39
	11.1.	Operator’s Representations and Warranties	39
	11.2.	Customer’s Representations and Warranties	40
12		NOTICES	41
13		MISCELLANEOUS	42
	13.1.	Standard of Review	42
	13.2.	Regulatory Proceedings	42
	13.3.	No Construction Against Drafter	42
	13.4.	No Third Party Beneficiaries	42
	13.5.	Further Assurances	42
	13.6.	Governing Laws	42
	13.7.	Written Agreement	43
	13.8.	No Waiver	43
	13.9.	Construction	43
	13.10.	Survival	44
	13.11.	Entire Agreement	44
	13.12.	Waiver of Sovereign Immunity	44
	13.13.	Confidentiality.	44
	13.14.	Counterparts	46

APPENDIX A Rate Calculations
APPENDIX B CNG Certificate

iii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

CONFIDENTIAL TERMINAL EXPANSION AGREEMENT

COVE POINT

THIS CONFIDENTIAL TERMINAL EXPANSION AGREEMENT (this “Agreement”) is made and entered into as of September 1, 2006, by and between the following parties:

•	DOMINION COVE POINT LNG, LP, a Delaware limited partnership (“Operator”) and

•	STATOIL NATURAL GAS LLC, a Delaware limited liability company (“Customer”)

(Operator and Customer are sometimes referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS,

1.	Operator owns and operates a liquefied natural gas (“LNG”) terminal located at Lusby, Maryland (the “Terminal”) and a pipeline that serves the Terminal (the “Pipeline”).

2.	Operator and Customer entered into a Precedent Agreement, dated as of June 15, 2004 (the “Terminal Precedent Agreement”), which sets out the terms and conditions on which the Operator will undertake the expansion of the Terminal.

3.	Pursuant to Section 4.1(a) of the Terminal Precedent Agreement, Operator’s obligations to execute and deliver this Agreement are subject to the receipt by Operator of certain specified Operator Governmental Authorizations and the satisfaction of certain other conditions, which conditions have been satisfied or waived.

4.	Pursuant to Section 4.2(a) of the Terminal Precedent Agreement, Customer’s obligations to execute and deliver this Agreement are subject to the receipt by Operator of certain specified Customer Governmental Authorizations and the satisfaction of certain other conditions, which conditions have been satisfied or waived.

5.	Operator and Customer have also entered into a separate Precedent Agreement with respect to the expansion of the Pipeline and the provision of expanded transportation services on the Pipeline (the “CP Pipeline Precedent Agreement”), and expect to enter into a Pipeline Service Agreement (the “CP Pipeline Service Agreement”) with respect to such services in accordance with the terms of the CP Pipeline Precedent Agreement.

Execution copy

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

6.	Customer and Dominion Transmission, Inc. (“DTI”), an affiliate of Operator, have entered into a separate Precedent Agreement with respect to the provision of transportation and storage services on DTI’s transportation and storage system (the “DTI Precedent Agreement”), and expect to enter into Service Agreements (the “DTI Service Agreements”) with respect to such services in accordance with the terms of the DTI Precedent Agreement.

7.	Customer also will utilize the transportation services under the CP Pipeline Service Agreement and transportation and storage services under the DTI Service Agreements. This Agreement includes provisions reflecting the interrelationship of these services from Operator and DTI to Customer.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows.

1	DEFINITIONS

1.1.	Definitions. For the purposes of this Agreement (including any Appendices and Exhibits) the following terms are used with the meanings set forth or referred to below.

“Affiliate” – any company or entity that (a) Controls either directly or indirectly a Party, (b) is Controlled directly or indirectly by such Party, or (c) is directly or indirectly Controlled by a company or entity, which directly or indirectly Controls such Party. “Control” means the right to exercise 50% or more of the voting rights in the appointment of the directors or managers of a company or other entity.

“Agreement” – this Agreement, as it may be amended from time to time.

“Assignee” – see Section 6.1.

“Bankrupt” – (i) files a petition in bankruptcy, (ii) is adjudicated insolvent or bankrupt, (iii) petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, (iv) commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such proceeding is commenced against such Person and such proceeding remains undismissed for a period of 60 days, or (v) by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for such Person or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Best Reasonable Efforts” – means the efforts that a prudent person attempting to achieve a result would use under similar circumstances to achieve that result on a timely basis in accordance with the terms of this Agreement, provided, that the requirement to use Best Reasonable Efforts will not require a Party to take actions that would result in a material adverse change in the economic benefits of this Agreement to such Party and provided further that this definition will not affect any obligation not qualified by the term Best Reasonable Efforts.

“CNG Indenture” – the Indenture, dated as of April 1, 1995, between CNG and the United States Trust Company of New York, as amended and supplemented from time to time.

“Confidential Information” – the terms of this Agreement and with respect to each Party, all written, oral, visual, or electronic information relating to such Party’s and its Affiliates’ business, projects, operations, activities or affairs, whether of a technical, operational, commercial, legal, regulatory or financial nature or otherwise (including, without limitation, reports, financial information, identities of actual or potential business partners or customers, business plans and proposals, economic data, market data, designs, concepts, trade secrets, know-how, processes, and other technical or business information) that has not been publicly disclosed and that the receiving Party or its Affiliates (the “Recipient”) acquires directly or indirectly from the disclosing Party (the “Disclosing Party”) all in connection with this Agreement and the Related Agreements. Confidential Information will not include information that: (i) at the time of disclosure is already in the public domain; (ii) after disclosure hereunder becomes part of the public domain by publication or otherwise through no act or fault of the Recipient; (iii) can be proven to have been known to the Recipient prior to the date hereof and not obtained or derived in contravention of any confidentiality obligation in favor of the Disclosing Party; (iv) was obtained from a third party in lawful possession of such information who is not under a confidentiality obligation to the Disclosing Party and known to the Recipient; (v) was disclosed as a result of the Recipient’s obligation to disclose imposed by any stock exchange, or other public reporting requirement; or (vi) was independently developed by the Recipient’s employees who have not had access to or knowledge of the Confidential Information.

“CP Pipeline Precedent Agreement” – the CP Pipeline Precedent Agreement referred to in the Recitals, as it may be amended from time to time.

“CP Pipeline Service Agreement” – the CP Pipeline Service Agreement referred to in the Recitals, as it may be amended from time to time.

“Customer” – see Preamble.

“Customer Termination Amount” – see Section 9.2.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Daily Credit” – see Section 5.6.

“DTI” – see Recitals.

“DTI Precedent Agreement” – the DTI Precedent Agreement referred to in the Recitals, as it may be amended from time to time.

“DTI Service Agreements” – the DTI Service Agreements referred to in the Recitals, as they may be amended from time to time.

“Existing Shippers” – existing customers (including Customer) to whom Operator is providing one or more of (1) firm LNG tanker discharging service at the Terminal pursuant to one or more existing service agreements for Rate Schedule LTD-1, (2) firm gas transportation service on the Pipeline pursuant to one or more existing service agreements for Rate Schedule FTS and (3) firm peaking service pursuant to one or more existing service agreements for Rate Schedules FPS-1, FPS-2 and FPS-3.

“Failed Cargo Amount” – see Section 5.6

“Failed Cargo Credit” – see Section 5.6.

“FERC” – the Federal Energy Regulatory Commission, or any successor organization.

“Firm” – with respect to a service, means that the service is not subject to a prior claim by another customer or another class of service and receives the same priority as any other class of firm service.

“Fixed Costs” – all costs in Operator’s annual Cost of Service that do not vary with the quantity of utilization of service(s), as determined according to FERC standards.

“Force Majeure” – see Section 8.1.

“Forward Schedule” – has the meaning ascribed to such term in Section 4.2(a)(ii) of Rate Schedule LTD-1.

“Governmental Authority” – any United States federal, state or local government or any department, subdivision or agency, administrative body, court or tribunal.

“Governmental Authorizations” – with respect to any person or project, any authorizations, consents, approvals, licenses, permits, exemptions, orders or decrees by any Governmental Authority having jurisdiction over that person or project.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Independent Auditor” – see Section 5.3(c).

“In-Service Date” – as defined in the Terminal Precedent Agreement.

“Initial Term” – see Section 3.1.

“Investment Grade Credit Rating” – a rating assigned to an entity’s unsecured, senior long-term debt or deposit obligations (or if none, a “corporate credit rating”) at BBB or above from Standard & Poor’s Rating Group (or its successor) or Baa2 or above from Moody’s Investor Services, Inc. (or its successor).

“Legal Requirement” – any statute, law, rule or regulation or any judicial or administrative interpretation or enforcement thereof imposed by any Governmental Authority.

“LNG” – see Recitals.

“LNG Prohibition” – see Section 8.4(a).

“LTD-All Coordinating Buyers” – see Section 4.8(b).

“LTD Expansion Rate” – the reservation and commodity charges for LTD Expansion Service calculated pursuant to Article 5.

“LTD Expansion Service” – the firm LNG tanker discharging services described in this Agreement.

“LTD Unit Rate” – see Section 5.6(b).

“Maintenance” – see Section 4.10.

“MCSQ” or “Maximum Contract Storage Quantity” – the maximum quantity of LNG that Operator has contracted to store for Customer’s account pursuant to the terms and conditions of this Agreement, which will equal 6,800,000 Dth.

“MDDQ” or “Maximum Daily Delivery Quantity” – the maximum daily quantity of regasified LNG, including boil-off, that Operator has contracted to deliver for Customer’s account pursuant to the terms and conditions of this Agreement, which will equal 800,000 Dth per day.

“Monthly Discharge Schedule” – has the meaning ascribed to such term in Section 4(a)(ii) of Rate Schedule LTD-1.

“Natural Gas” – any saturated hydrocarbon or mixture of saturated hydrocarbons consisting essentially of methane and other combustible and non-combustible gases in a gaseous state.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Negotiating Period” – see Section 3.3.

“Operator” – see Preamble.

“Operator Termination Amount” – see Section 9.2.

“Parties” and “Party”– see Recitals.

“Pipeline” – see Recitals.

“Rate Schedule FPS” – Firm Peaking Services, provided pursuant to Operator’s FERC Gas Tariff, Volume No. 1 under Rate Schedules FPS-1, FPS-2 and FPS-3, or superseding rate schedule(s).

“Rate Schedule FTS” – Firm Transportation Service, provided pursuant to Operator’s FERC Gas Tariff, Volume No. 1 under Rate Schedule FTS or superseding rate schedule(s).

“Rate Schedule LTD-1” – Firm LNG Tanker Discharging Service, provided pursuant to Operator’s FERC Gas Tariff, Volume No. 1 under Rate Schedule LTD-1 or superseding rate schedule(s).

“Related Agreements” – the Terminal Precedent Agreement, the CP Pipeline Precedent Agreement, the CP Pipeline Service Agreement, the DTI Precedent Agreement, and the DTI Service Agreements.

“Return and Taxes Rate” – see Section 5.6(b).

“SDDQ” or “Scheduled Daily Delivery Quantity” – the quantities of Natural Gas nominated for service and confirmed by Operator on a given Gas Day as defined in and pursuant to Operator’s FERC Gas Tariff, Volume No. 1.

“Sendout Credit” – see Section 5.6(b).

“Single Entity” – see Section 4.8(b).

“Statoil Guarantee” – see Section 7.1.

“Storage Credit” – see Section 5.6.

“Terminal” – see Recitals.

“Terminal Expansion” – the Terminal facilities constructed pursuant to the Terminal Precedent Agreement.

“Terminal Expenditures” – see Section 5.2.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Terminal Precedent Agreement” – the Terminal Precedent Agreement referred to in the Recitals, as it may be amended from time to time.

“Third Party Claims” – see Section 8.5.

“Unavailable Sendout” – see Section 5.6.

“Unavailable Storage” – see Section 5.6.

“Variable Costs” – all costs in Operator’s annual Cost of Service that vary with the quantity of utilization of service(s), as determined according to FERC standards (not including fuel or lost and unaccounted for fuel recovered through a separate fuel tracker surcharge).

2	OVERVIEW

2.1.	Existing Rate Schedules. The Parties acknowledge that:

(a)	Operator has previously adopted Rate Schedule LTD-1 with respect to the provision of Firm LNG tanker discharging service at the Terminal and Rate Schedule FTS with respect to the provision of Firm transportation service on the Pipeline.

(b)	Operator currently provides Firm LNG tanker discharging service at the Terminal to certain Existing Shippers, including Customer, pursuant to Rate Schedule LTD-1. Operator currently provides Firm gas transportation service on the Pipeline to certain Existing Shippers, including Customer, pursuant to Rate Schedule FTS. Operator currently provides Firm peaking service at the Terminal to certain Existing Shippers pursuant to Rate Schedule FPS.

(c)	After the Terminal Expansion, the Terminal (including the Terminal Expansion) will be operated as an integrated facility.

(d)	Except as expressly provided herein, nothing in this Agreement will affect Customer’s rights or obligations as an Existing Shipper under Rate Schedule LTD-1 and Rate Schedule FTS.

2.2.	Extension of LTD-1 and FTS Agreements. Customer will have an option exercisable by written notice within 60 days after the In-Service Date to extend the primary term of its existing Rate Schedule LTD-1 and FTS service agreements with Operator to coincide with the Initial Term of this Agreement. Customer’s exercise of the option will not alter any rate provisions or other terms of the existing LTD-1 or FTS service agreements absent the mutual consent of the Parties and the receipt of any necessary regulatory approvals.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

2.3.	Commercial Agreement. The Parties acknowledge that the terms of this Agreement, including the rates described in Article 5, the other covenants and agreements of the Parties, and all other terms of this Agreement reflect the commercial agreement reached between Operator and Customer as a result of arm’s length negotiations between the Parties.

2.4.	No Reliance. Operator acknowledges that Operator and/or its contractors have experience in designing, constructing and operating LNG facilities, and Operator has not relied and will not rely on any recommendations provided by Customer or Customer’s employees, contractors, representatives or agents in connection with the design, construction or operation of the Terminal Expansion or the Terminal.

3	TERM

3.1.	Term of this Agreement. This Agreement is effective immediately upon execution and delivery by the Parties and, unless previously terminated in accordance with its terms, will continue in effect until the twentieth anniversary of the In-Service Date (the “Initial Term”) and from year to year thereafter unless terminated by either Party upon 48 months’ prior written notice to the other Party, subject to the terms of Section 3.3. This Agreement shall also terminate upon any early termination of the Terminal Precedent Agreement pursuant to Section 8.2 of such Agreement.

3.2.	In-Service Date.

(a)	Pursuant to the terms of the Terminal Precedent Agreement and following the satisfaction or waiver of the conditions precedent set forth therein, Operator will issue the In-Service Date Notice (as defined in the Terminal Precedent Agreement).

(b)	Operator will be obligated to provide the LTD Expansion Service and Customer will be obligated to pay for the LTD Expansion Service commencing on the In-Service Date in accordance with this Agreement.

3.3.	Retention of LTD Expansion Service Beyond Initial Term. Customer will have the right to continue receiving the LTD Expansion Service beyond the Initial Term, by exercising the rights set forth in this Section 3.3.

(a)	No later than the date that is 48 months prior to the end of the term of this Agreement (whether of the Initial Term or a subsequent year during which the term has been extended), either Customer or Operator may provide the other Party written notice of termination, subject to Customer’s rights set forth in this Section 3.3.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(b)	Commencing upon a notice of termination, but no earlier than the date that is 48 months prior to the end of the term of this Agreement, Operator and Customer will negotiate with each other in good faith for a period of one year (the “Negotiating Period”) to reach agreement on terms for Operator to continue providing LTD Expansion Service to Customer. Operator shall be free to conduct negotiations with other potential customers during this Negotiating Period provided that Operator must (1) treat any offers by Customer to continue service as “Confidential Information” and (2) inform potential customers of Customer’s continuing rights pursuant to this Section 3.3. At any time during the Negotiating Period, Customer may notify Operator in writing of the rate, amount of Terminal Expansion capacity and length of term Customer offers for the continued LTD Expansion Service. Operator may accept or reject that offer; provided, however, that Customer will be entitled to continue LTD Expansion Service for a term of 10 years with respect to LTD Expansion Service capacity in increments of no less than 266,666 Dth of MDDQ (and the proportionate quantity of MCSQ) for which Customer agrees to pay ***% of the then-current LTD Expansion Rate pursuant to this Agreement, by notice to Operator in writing at any time during the Negotiating Period.

(c)	If (1) Customer does not make an offer to continue receiving the LTD Expansion Service or (2) Customer does not retain all LTD Expansion Service capacity by agreeing to pay ***% of the then-current LTD Expansion Rate for 10 years, or (3) Operator and Customer do not otherwise reach a new agreement during the Negotiating Period for all of the LTD Expansion Service capacity, then, for no longer than six months after the end of the Negotiating Period, Operator will negotiate with other potential customers for Firm LNG tanker discharging service related to that capacity as to which Operator and Customer have not reached a new agreement. Pursuant to those negotiations, Operator shall seek offers from other potential customer or customers for Firm LNG tanker discharging service acceptable to Operator in its sole reasonable discretion.

(d)

By no later than the end of the six month period provided for above, Operator will present to Customer a summary of all of the material terms of the good faith, bona fide offer or offers (if any) that Operator selects, in its sole discretion, as the best offer or offers that it received for Firm LNG tanker discharging service. Customer will have up to three months to match any or all offers presented by Operator by executing a service agreement with Operator. If Customer matches an offer, Customer will be entitled to continue receiving the LTD Expansion Service with respect to the LTD Expansion capacity set forth in that offer at the rate and for the period set forth in the competing offer, except (1) Customer will have the option of receiving the aggregate capacity of all matched offers for a term

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

that is the longer of (x) the longest offer matched or (y) ten years, and (2) as mutually agreed otherwise. If Customer declines to match an offer, Operator may enter into a service agreement with the third party that made the offer on the terms and conditions set forth in the offer presented by Operator to Customer.

(e)	If the offers received by Operator from other prospective customers were for less than all of the remaining LTD Expansion Service capacity, or if Operator does not receive any acceptable bids for such capacity, then Operator and Customer shall negotiate in good faith a mutually agreeable rate for any such remaining capacity that Customer desires to subscribe. Failing such agreement, the Parties shall have no further obligation under this Section 3.3, unless Customer agrees to continue for a term of 10 years all remaining LTD Expansion Service capacity at a rate that is ***% of the then-current LTD Expansion Rate, in which case Customer will continue to receive LTD Expansion Service with respect to such capacity at that rate and for that term.

(f)	To accomplish any extension of this Agreement or replacement agreement pursuant to this Section 3.3, Operator and Customer will execute and deliver all necessary or useful documents and instruments, including any necessary amendments to this Agreement.

(g)	If this Agreement is extended by amendment or if Operator and Customer enter into a new contract to continue LTD Expansion Service for any capacity for at least 10 years, Customer will have an election to continue its service at the end of that new contract term, at mutually acceptable rates, terms and conditions which Operator and Customer shall negotiate in good faith to achieve.

(h)	Reflecting that Customer will also utilize the transportation services under the CP Pipeline Service Agreement and transportation and storage services under the DTI Service Agreements, Operator and Customer will commence negotiations for a corresponding extension of the CP Pipeline Service Agreement and Operator will seek to cause DTI to commence negotiations with Customer for a corresponding extension of the DTI Service Agreements, to the extent permissible by then applicable Legal Requirements.

4	SERVICES

4.1.

Description of LTD Expansion Services. Operator shall perform and Customer shall receive service hereunder, in accordance with the applicable provisions of: (a) this Agreement, and (b) to the extent incorporated by reference herein, the provisions of Rate Schedule LTD-1 and the General Terms and Conditions of

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Operator’s Gas Tariff, Original Volume No. 1 on file with the FERC, as the same may be amended or superseded in accordance with the regulations of the FERC. In the event of a conflict among these provisions, the provisions of this Agreement shall prevail, provided that nothing in this Agreement will be deemed to reduce Operator’s obligation to provide service to Existing Customers. Such service shall apply to all LNG discharged from an LNG tanker at the Terminal, stored as LNG and subsequently delivered as Regasified LNG or Boil Off (each as defined in Operator’s FERC Gas Tariff) by Operator for Customer under this Agreement. Service hereunder shall be Firm, shall remain equivalent in priority to the highest priority Firm services offered by Operator, and shall never be lower in priority than the highest priority Firm LNG tanker discharging service offered by Operator, provided that, unless additional nitrogen injection facilities are requested and added to the Terminal for Customer’s use under this Agreement, Customer’s access to Operator’s nitrogen injection facilities under this Agreement shall be subordinate in priority to Rate Schedule LTD-1 nominations. Service shall be provided subject to the FERC’s orders authorizing this LTD Expansion Service, and applicable FERC regulations. Operator shall not unduly discriminate against Customer relative to other Firm LTD tanker discharging service Customers.

4.2.	Maximum Quantities. The maximum quantity obligations of Operator to provide LTD Expansion Service for Customer shall be the MDDQ and MCSQ.

4.3.	Receipt and Delivery Points. Customer’s Primary Receipt Point shall be the point, whether one or more, where a flange at the outlet of the discharge manifold of the delivering LNG tanker joins the unloading arms of the Terminal inlet, and its Primary Delivery Point shall be the outlet of the Terminal.

4.4.	Incorporation of Provisions of Rate Schedule LTD-1. Except as modified in this Agreement, the provisions of Rate Schedule LTD-1, as amended or superseded from time to time, are hereby incorporated by reference in this Agreement; provided that the following provisions of Rate Schedule LTD-1 are not incorporated and are not a part of this Agreement: Sections 1 (Availability), 2.1 and 2.2 (Part 284), 2.6 (Release and Assignment), 2.7 (Elected FTS), 3 (Rates), 6.3 and 6.4 (Responsibility), 6.7 (Assignment), and 7 (General Terms and Conditions). This Agreement shall be deemed a “Service Agreement” for purposes of interpreting Rate Schedule LTD-1.

4.5.

Incorporation of Provisions of General Terms and Conditions. Except as modified in this Agreement, the provisions of the General Terms and Conditions of Operator’s FERC Gas Tariff, as amended or superseded from time to time, are hereby incorporated by reference in this Agreement; provided that the following provisions of the General Terms and Conditions of Tariff are not incorporated and are not a part of this Agreement: Sections 3 (Requests for Service), 4 (Bidding for

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Available Firm Service), 5 (Service Agreement), 6(e) (Creditworthiness,) 10 (Release and Assignment of Service Rights), 13 (Discounting), 14(b) (Force Majeure-Effect), 18(d) (Suspension or Termination for Non-Payment), 22 (Complaint Resolution), and 29 (Negotiated Rates). This Agreement shall be deemed to be a “Rate Schedule” and a “Service Agreement” for purposes of interpreting the General Terms and Conditions of Operator’s FERC Gas Tariff.

4.6.	Inapplicability of FERC Gas Tariff. In the event that Operator’s FERC Gas Tariff applicable to LTD Expansion Service hereunder through incorporation by reference is rendered inapplicable to LNG tanker discharging service(s) for any reason, the Parties shall adopt as part of this Agreement the applicable terms and conditions of Operator’s FERC Gas Tariff in effect as of the date of such occurrence, unless mutually agreed otherwise.

4.7.	Substitution of Vessels.

In addition to the provisions set forth in Section 4.2(e) of Rate Schedule LTD-1,

(a)	Customer may nominate a vessel on the approved listing described in Section 4.9 of this Agreement as a substitute for a confirmed vessel so long as the discharge date remains the same and Customer provides the information required in Section 4.2(b) of Rate Schedule LTD-1 at the time of such nomination.

(b)	If the characteristics and size of the cargo of the substitute vessel are substantially the same as the original cargo, Customer must provide 48 hours prior notice of such substitution and Operator shall confirm such substitute nomination.

4.8.	Scheduling.

(a)	Each month Operator shall be obligated to schedule at the Terminal a sufficient number of Customer’s nominated LNG vessels to utilize the maximum permitted capacity under this Agreement, provided that: (i) Customer is not permitted to exceed the MCSQ or MDDQ, (ii) Operator’s obligation to schedule is subject to the rights of Operator to conduct maintenance pursuant to Sections 4.10 and 5.6(a), (iii) nothing in this section will change Operator’s obligation to schedule vessels of Customer and others receiving Firm LNG tanker discharging service pursuant to its FERC Gas Tariff and Section 4.8(c) (subject to the lower priority of access to Operator’s nitrogen injection facilities described in Section 4.1), and (iv) any permanent assignment pursuant to Section 6 below shall proportionately reduce Operator’s obligation to schedule vessels at the Terminal for Customer under this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(b)	For purposes of Rate Schedule LTD-1 Section 2.5, in the event that customers receiving Firm LNG Tanker discharging Service from Operator under Rate Schedule LTD-1 and this Terminal Expansion Agreement wish to coordinate their operations, any or all such customers may, but are not obligated to, elect to coordinate among themselves their operations at Operator’s facilities, including the joint scheduling of LNG arrivals, injections into storage, scheduling of vaporization and other activities required for the use of Operator’s facilities. Customers electing to coordinate operations (such customers referred to herein as “LTD-All Coordinating Buyers”) shall provide Operator with written notice of such election at the time customers’ Preliminary Annual Discharge Schedule is due pursuant to Section 4.2(a)(i) of Rate Schedule LTD-1. Such election shall be effective for the annual period covered by customers’ Preliminary Annual Discharge Schedule. Upon making such election, the LTD-All Coordinating Buyers shall be responsible for ensuring that all scheduling, submission of nominations and notices and other activities required are performed by a single party or entity acting on behalf of all LTD-All Coordinating Buyers (“Single Entity”). The Single Entity appointed to act on behalf of the LTD-All Coordinating Buyers hereunder may be a particular customer or a third party. LTD-All Coordinating Buyers shall be treated by Operator for all operational purposes, but for operational purposes only and not for any rate, fee or crediting purposes, as a single customer having an MDDQ, MCSQ and SDDQ equal to the sum of the individual MDDQs, MCSQs and SDDQs of the LTD-All Coordinating Buyers.

(c)	In the event that the customers receiving service under Rate Schedule LTD-1 and LTD Expansion Service are not all acting as a Single Entity, Operator shall promptly resolve any conflicts with the Forward Schedule or Monthly Discharge Schedule as follows:

(1)	Within 24 hours after receiving the Forward Schedule or Monthly Discharge Schedule, Operator shall notify any affected customers of the conflict; such customers shall have 10 days to resolve a conflict in the Forward Schedule, or 2 days to resolve a conflict in the Monthly Discharge Schedule.

(2)

If the affected customers do not timely notify Operator, in writing, that they have reached resolution, then Operator shall establish the Forward Schedule or Monthly Discharge Schedule, as applicable, in an equitable manner under the circumstances, giving all Firm service customers comparable consideration (subject to Customer’s lower priority of access under this Agreement to Operator’s nitrogen injection facilities as described in Section 4.1). If

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Customer does not timely elect to be an LTD-All Coordinating Buyer for a Scheduling Year (as defined in Section 4.2(a)(i) of Rate Schedule LTD-1) pursuant to Section 4.8(b), then Operator shall develop and post at its website procedures for equitably resolving any scheduling conflicts prior to the commencement of that Scheduling Year.

4.9.	Eligible Tankers. As part of its obligations under Section 5.2(d) of Rate Schedule LTD-1, Customer shall submit to Operator for advance approval a listing of LNG tankers meeting the required attributes, which listing Customer and Operator shall update each calendar quarter to mutually agree to the addition or subtraction of eligible tankers for the succeeding quarter. Each Party shall promptly notify the other if it has reason to believe that a listed tanker has become ineligible and such tanker will be removed from the list during the quarter.

4.10.	Scheduled Maintenance. Operator shall provide Customer with a schedule for all routine and anticipated non-routine maintenance, training, facility testing, inspections, and other reasonably foreseeable actions or obligations that would result in Operator being unable to schedule or accept incoming cargoes or being able to interrupt service (collectively, “Maintenance”), as soon as practicable but in no event later than three months prior to the deadlines specified in Section 4.2(a) of Rate Schedule LTD-1 for submission of Customer’s Preliminary Annual Discharge Schedule. Operator shall update that schedule quarterly and provide a copy to Customer. Operator shall notify Customer of any changes to those schedules as soon as possible and no later than (i) one month prior to the commencement of the originally scheduled action or obligation, or (ii) the commencement date for the changed action or obligation, whichever occurs sooner. Operator will use Best Reasonable Efforts to minimize reductions in service for Maintenance, particularly during the period spanning November through March.

4.11.	Non-Disruption. Operator acknowledges that service hereunder is Firm and cannot be interrupted due to any other activities at the Terminal site, except as expressly permitted by this Agreement or Operator’s FERC Gas Tariff.

4.12.	Penalties and Charges. Operator shall be entitled to retain all penalties, wharfage and overrun charges paid by Customer in connection with LTD Expansion Service.

4.13.	Right to Acquire and Sell LNG. Customer shall have the right to acquire LNG supplies and Natural Gas from any person and to sell LNG and vaporized Natural Gas to any person, including the person from whom it bought LNG and/or Natural Gas, provided, however, the transfer to any customer of Operator to whom Natural Gas or LNG is sold must comply with the applicable provisions of Operator’s FERC Gas Tariff.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

4.14.	Amendment to Services Provisions. At any time that this Agreement is in effect, Customer and Operator may mutually agree to amend this Section 4 to accommodate changes to services hereunder, including additional service attributes or flexibility agreed to by the Parties, adjustments to reflect or otherwise treat the impact of changes to Operator’s FERC Gas Tariff provisions incorporated by reference herein, and changes which the Parties otherwise agree are necessary or desirable to maintain the Firm nature of this service, its operational convenience and flexibility.

5	RATES

5.1.	LTD Expansion Rate Provisions. Customer and Operator have agreed that Customer will pay the following rate and charges for LTD Expansion Service:

(a)	A monthly reservation charge calculated as set forth in Section 5.2 for each Dth of MDDQ.

(b)	A commodity charge, if any, for each Dth of vaporization and delivery (sendout) calculated as set forth in Section 5.2.

(c)	The fuel retention percentage posted for Rate Schedule LTD-1 services on Sheet No. 10 or superseding sheet of Operator’s FERC Gas Tariff, as it may be amended or superseded, and as adjusted pursuant to that tariff.

(d)	To the extent applicable, ACA and any other surcharges required by FERC and included in Operator’s FERC Gas Tariff, Volume No. 1, equal to those established for recovery from Operator’s Rate Schedule LTD-1 customers.

(e)	An authorized overrun charge for each Dth of overrun service consisting of the LTD Unit Rate.

(f)	Operator shall not be permitted to impose any surcharges or charges for any disaggregated services or service features that are included in LTD Expansion Service (such as separate LNG tanker unloading, storage or vaporization and Natural Gas delivery services), and if any such surcharges or charges are imposed for any reason, the LTD Expansion Rate will be reduced by a corresponding amount such that Customer will not incur any additional expense for such service.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

5.2.	Reservation and Commodity Charges. The LTD Expansion Rate (consisting of the reservation and commodity charges) will be calculated in the following manner:

(a)	Rate of Return. Operator will calculate the return on equity and total rate of return as follows:

(1)	Rate of Return on Equity. The rate of return on equity to be used by Operator in calculating the LTD Expansion reservation rate will vary based upon the total amount of Operator’s Terminal Expenditures. “Terminal Expenditures” will equal Operator’s actual capital expenditures with respect to the Terminal Expansion incurred by the date that is 6 months after the In-Service Date, consistent with the terms of Section 2.7 of the Terminal Precedent Agreement; and subject to the following:

(i)	Capital expenditures made in the 6 months after the In-Service date will be limited to (1) expenditures for items included in the Terminal Expansion facilities described in Appendix A to the Terminal Precedent Agreement, (2) changes authorized pursuant to Section 2.7 of the Terminal Precedent Agreement and (3) project completion work such as related environmental site remediation.

(ii)	The amount of capital expenditures included in Terminal Expenditures will be determined in accordance with FERC’s general plant instructions and generally accepted accounting principles consistently applied by Operator.

(iii)	Such actual capital expenditures are subject to audit pursuant to Section 5.3 of this Agreement.

(iv)	In no event will the capital expenditures included in Terminal Expenditures for purposes of this Agreement exceed $*** million, except as may be mutually agreed by the Parties pursuant to Section 2.7 of the Terminal Precedent Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

For each of the tiers set forth below, Operator will utilize the indicated return for the increment of Terminal Expenditures within that tier, and will combine those increments in calculating the blended average return on equity for the total Terminal Expenditures:

Terminal Expenditures (in millions)	Return on Equity
< $***	***	%
> $*** - < $***	***	%
> $*** - < $***	***	%
> $*** - < $***	***	%

(2)	Total Rate of Return. After calculating its rate of return on equity, Operator will develop its total blended rate of return assuming that ***% of Terminal Expenditures will be funded with equity and ***% will be funded with debt at an interest rate of ***%.

(b)	Cost of Service. Operator will calculate its annual cost of service, which will include as categories totaling to the annual cost of service, “Return and Taxes,” “Depreciation,” “Other Taxes,” and “Operations and Maintenance,” all as determined as set forth below and according to any applicable FERC regulations. Operator’s total cost of service used to develop the LTD Expansion Rate will not exceed $*** per annum, unless the Parties mutually agreed otherwise pursuant to Section 2.7 of the Terminal Precedent Agreement. No costs from any other services related to the Terminal or Pipeline will be allocated to the LTD Expansion Service or recovered through the LTD Expansion Rate.

(1)	Return and Taxes. Operator will calculate the return to be included in cost of service and recovered in the LTD Expansion Rate by multiplying the total Terminal Expenditures by the blended rate of return produced in Section 5.2(a)(2) above. That figure will be combined with applicable U.S. federal and state income taxes to produce the cost of service entry for “Return and Taxes.”

(2)	Depreciation. Operator will utilize a 20-year straight-line depreciation period (i.e., at the rate of five percent per year) to calculate the “Depreciation” entry for the LTD Expansion cost of service.

(3)	Other Taxes. “Other Taxes” to be recovered in the LTD Expansion cost of service will equal 2.5% of Terminal Expenditures.

(4)	Operations and Maintenance. Operator’s “Operations and Maintenance” costs for the cost of service used to develop the LTD Expansion Rate will be $8,895,274 per annum.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(c)	LTD Expansion Rate. Operator will calculate the LTD Expansion Rate, both reservation and commodity charges, based upon the annual cost of service and Customer’s quantities of service, as set forth below.

(1)	Reservation Charge.

(i)	Operator will develop the LTD Expansion Rate by classifying all Fixed Costs in the cost of service for the Terminal Expansion to the reservation charge pursuant to the Straight Fixed Variable rate design methodology. The reservation charge will be calculated by dividing the Fixed Costs for the Terminal Expansion by the total LTD Expansion service annual reservation quantities (9,600,000 Dth = 12 months x MDDQ).

(ii)	The reservation charge produced by Operator’s calculations in Sections 5.2(a), 5.2(b) and 5.2(c)(1)(i) will be set to reflect the actual expected cost of service based on the Terminal Expenditures, but in no case will the monthly reservation charge exceed $***/Dth or the unit rate (assuming 100% load factor utilization of capacity) exceed $***/Dth.

(2)	Commodity Charge.

(i)	The commodity charge, if any, will be calculated by dividing the Variable Costs in the cost of service for the Terminal Expansion by the total LTD Expansion Service annual commodity quantities (292,000,000 Dth = 365 days x MDDQ).

(ii)	The commodity charge, if any, produced by Operator’s calculations in Sections 5.2(a), 5.2(b) and 5.2(c)(2)(i) will not exceed the maximum commodity charge then otherwise applicable to service under Rate Schedule LTD-1, as if LTD-1 rate were designed on a straight fixed variable basis.

(d)	Examples. Example of these calculations are set forth in Appendix A.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

5.3.	Calculation of LTD Expansion Rate; Adjustment to Terminal Expenditures; Audit.

(a)	Operator shall initially notify Customer of its calculation of the preliminary LTD Expansion Rate as part of its notice setting the In-Service Date, along with work papers showing the derivation of that rate, on the basis of all costs incurred to that date, and estimated to be incurred by no later than 6 months after the In-Service Date for final completion of the Terminal Expansion, included as Terminal Expenditures. Operator will maintain records of all costs included in the Terminal Expenditures. No later than 210 days after the In-Service Date, Operator will provide to Customer a detailed report setting forth a revised LTD Expansion Rate and describing all Terminal Expenditures and costs that were included in calculating that rate and explanations of the derivation of the rate, together with supporting work papers.

(b)	Section 2.7 of the Terminal Precedent Agreement describes processes for any Customer challenges to Operator expenditures for, and Customer proposed changes to, the Terminal Expansion and the resolution of such issues. Such resolution shall be reflected in the Terminal Expenditures.

(c)	Within 8 months after the In-Service Date or if any Customer Challenges pursuant to Section 2.7(a)(iii)(E) of the Terminal Precedent Agreement are then outstanding, then promptly thereafter, Customer shall have the option of requiring an audit of all of the Terminal Expenditures and/or the calculation of the LTD Expansion Rate.

(1)	In the event Customer determines to exercise such option, within 10 days of Customer’s exercise of its option to require the audit, Customer will select an independent major accounting firm that is (i) capable of performing the required services in Customer’s reasonable judgment, and (ii) not then currently retained by Customer or Operator for any other purposes. If the auditor selected by Customer is not acceptable to Operator in its reasonable judgment, the Parties will cooperate to select an independent auditor meeting such criteria that is reasonably acceptable to both Parties. The independent auditor chosen pursuant to this paragraph (1) will be the “Independent Auditor.”

(2)

The scope of the audit will be limited to confirming that the amounts in reports provided to Customer by Operator relating to expenses were properly disbursed to the relevant vendors or otherwise actually spent for the Terminal Expansion and that the LTD Expansion Rate was properly calculated in accordance with this Agreement. Operator will provide the Independent Auditor with reasonable access to all relevant information necessary for the Independent Auditor to complete its audit. The LTD Expansion

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Rate will be revised to reflect any discrepancies identified by the Independent Auditor. The determination of the Independent Auditor will be final and binding on both Parties.

(3)	Customer will bear the fees and expenses of retaining the Independent Auditor.

(d)	Within 30 days after resolution of both the Final Issue Challenge pursuant to Section 2.7 of the Terminal Precedent Agreement and any issues resulting from any audit conducted pursuant to Section 5.3(c), Operator will provide to Customer a detailed report setting forth a final LTD Expansion Rate and describing all costs that were included in calculating that rate and explanations of the derivation of the rate, together with supporting work papers. Operator shall also perform a true-up calculation between the preliminary rate set pursuant to Section 5.3(a) and the final LTD Expansion Rate, and provide supporting work papers to Customer. Any refund to or collection from Customer of any excess or deficient amounts, respectively, resulting from any difference between the preliminary rate collected during the period that rate was charged and the final LTD Expansion Rate, together with interest at the FERC rate for interest on refunds in effect during the period covered, will be paid, at the election of the Party to whom any such refund or collection is owed, through a lump sum payment or as an offset to future payments. The final LTD Expansion Rate shall remain fixed for the term of this Agreement, subject to adjustment only pursuant to Sections 5.4 and 5.5.

5.4.	Fixed Rate; Reopener.

(a)	Operator will have the right to revise the LTD Expansion Rate in order to recover Customer’s capacity-proportionate share of actual capital costs reasonably incurred by Operator after the In-Service Date, including a return on capital at the final level calculated pursuant to Section 5.2(a)(2), to comply with unanticipated final orders by FERC, environmental, health, safety or other Governmental Authorities having jurisdiction over the Terminal, where such orders require capital expenditures in excess of $5 million for any single project or group of associated projects to accomplish changes to the Terminal that are necessary in Operator’s reasonable judgment to the continued lawful operation of the Terminal.

(1)	For purposes of this Section 5.4, Customer’s capacity-proportionate share of costs will equal the product of (i) the proportion of the Terminal Expansion capacity to the aggregate Terminal LNG tanker discharging services’ capacity, and (ii) the Terminal LNG tanker discharging services’ share of all of the services provided by Operator at the Terminal, including peaking services and transportation services, to which the costs relate.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(2)	The capital costs of any such changes or additions made pursuant to this provision will be recovered in rates over a 20-year period (regardless of the remaining duration of the Initial Term or any renewal term).

(3)	Whenever Operator incurs, or expects with reasonable certainty that it will incur, capital expenditures that trigger its right pursuant to this Section 5.4, it shall provide Customer an estimate of the expected costs, categorized consistent with the provisions of Section 5.2(b), and of the estimated impact on the LTD Expansion Rate, together with supporting workpapers. When Operator knows the extent of the capital expenditures with certainty, it shall provide Customer a revised calculation of the expected costs, categorized consistent with the provisions of Section 5.2(b), and of the impact on the LTD Expansion Rate, together with supporting workpapers.

(4)	Unless agreed otherwise, the LTD Expansion Rate shall be adjusted following the completion of construction of facilities related to compliance with the order by a Governmental Authority and Operator’s final calculation of the capital costs.

(5)	Customer may demand an audit of the capital costs. The scope of the audit will include an assessment of whether (i) the proposed changes are necessary in Operator’s reasonable judgment to continue lawful operation of the Terminal, (ii) the proposed capital expenditures are reasonably incurred to accomplish the proposed changes and (iii) the costs and rate changes are calculated properly in accordance with this Agreement. Operator will provide Customer with reasonable access to information necessary for Customer to complete its audit. Customer will bear any fees and expenses of retaining an auditor. In the event that, based on the audit, Customer in good faith disputes the issues within the scope of the audit, the Parties will resolve the dispute in accordance with Article 10.

(6)

The expenditures to be recovered through this Section 5.4 will not include costs for Operator’s operations or maintenance, its administrative and general expenses, facility or equipment upkeep, emergencies or facility damage caused by the actions of Operator or others, except to the extent such costs are deemed capital expenditures in accordance with FERC’s general plant instructions

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

and generally accepted accounting principles consistently applied by Operator; and in no event will such costs include costs unrelated to the unanticipated order by a Governmental Authority.

5.5.	Adjustment for Recovery of Costs from Construction Contractors. In the event that Operator recovers any damages or other payment from a contractor related to the construction of the Terminal Expansion arising from the contractor’s error, omission, or breach of a related contract, Operator shall credit those proceeds against the Terminal Expenditures, but only to the extent that (a) the Terminal Expenditures did not exceed $*** million (as modified by mutual agreement in accordance with Section 2.7 of the Terminal Precedent Agreement) and (b) the facilities related to the claim against the contractor were included in the Terminal Expenditures. In the event that those proceeds are credited, Operator shall recalculate the LTD Expansion Rate (providing work papers showing that calculation to Customer) and reduce the LTD Expansion Rate prospectively to reflect the proceeds.

5.6.	Unavailability Credit. If Operator is unable to provide the service to Customer under this Agreement for any reason (including due to Force Majeure) other than due to the fault of Customer, Customer will receive a credit in accordance with this Section 5.6.

(a)	Excluded Unavailability. No credit will apply to the extent the LTD Expansion Service is unavailable (1) for up to *** days in any calendar year for reasonably scheduled maintenance and (2) for an additional period that does not exceed either (i) a cumulative total of *** days in any calendar year or (ii) *** consecutive calendar days (such days to be identified by Operator on the date that Operator declines to schedule nominated service for reason of such unavailability); provided that such periods will be prorated in the first and last years of the term of this Agreement to the extent that the In-Service Date occurs after April 1 or this Agreement terminates prior to October 31.

(b)	Credit. At the end of each month during the term, the credit will be calculated. The credit will equal the sum of the Daily Credits (as defined below) for each day in the month plus the Failed Cargo Credit (as defined below) for the month.

(1)	Daily Credit. The “Daily Credit” for each day will equal the greater of the Sendout Credit and the Storage Credit for that day.

(i)	Sendout Credit.

(A)	If Customer has complied with the procedural and operational requirements of Operator’s FERC Gas

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Tariff but is not permitted to nominate all or any portion of its (1) MDDQ under this Agreement or (2) Maximum Daily Transportation Quantity under the Firm Transportation Service under the CP Pipeline Service Agreement, or such service is nominated and scheduled but is curtailed or interrupted, or is not scheduled, then the amount (in Dth) unavailable for nomination plus the amount scheduled but curtailed or interrupted, or not scheduled will be the “Unavailable Sendout” for purposes of this Section 5.6. Unavailable Sendout will include both volumes that cannot be nominated and volumes that have been nominated in accordance with Operator’s FERC Gas Tariff but were not or cannot be scheduled from the Pipeline to the DTI system, in each case due to Force Majeure or DTI’s improper curtailment or other improper interruption of service. Unavailable Sendout will not include the results of conditions on interconnected third party downstream pipelines that affect DTI or the Pipeline.

(B)	If (i) the Unavailable Sendout is due to Force Majeure (as defined in the applicable service agreement) affecting the Terminal, the Pipeline or the DTI Pipeline, (ii) such Force Majeure has continued for no more than *** consecutive days and (iii) no equal or greater Unavailable Sendout is attributable to an unexcused failure, then the “Sendout Credit” for the day will equal the Unavailable Sendout multiplied by ***% of the Return and Taxes Rate. “Return and Taxes Rate” will equal the cost of common equity and associated income taxes reflected in the LTD Unit Rate. The “LTD Unit Rate” will equal the *** load factor unit rate equivalent of the LTD Expansion Rate. In all other cases, the “Sendout Credit” for the day will equal the Unavailable Sendout multiplied by 120% of the LTD Unit Rate.

(ii)	Storage Credit.

(A)	“Unavailable Storage” will equal the amount of storage capacity at the Terminal that is unavailable

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

for a day divided by the aggregate storage capacity at the Terminal; provided that if Customer’s available storage capacity under this Agreement is less than *** Dth then “Unavailable Storage” will equal 1 (i.e., storage will be deemed completely unavailable).

(B)	If (i) the Unavailable Storage is due to Force Majeure and (ii) such Force Majeure has continued for no more than *** consecutive days, then the “Storage Credit” for the day will equal the product of (1) Unavailable Storage, (2) *** Dth, (3) ***% and (4) ***% of the Return and Taxes Rate. In all other cases, the “Storage Credit” for the day will equal the product of (1) Unavailable Storage, (2) *** Dth, (3) ***% and (4) ***% of the LTD Unit Rate.

(2)	Failed Cargo Credit.

(i)	If Operator fails to provide Customer the opportunity to schedule the minimum number of ships pursuant to Section 4.8(a) in a month, then the “Failed Cargo Amount” for the month will equal the product of (A) the aggregate volume of the nominated cargos not permitted to be scheduled (in cubic meters) and (B) *** Dth/cubic meter, plus any amount determined pursuant to clause (ii) below.

(ii)	If a vessel nominated by Customer that has been confirmed under the Monthly Discharge Schedule (including confirmed spot cargoes) but, as a result of Force Majeure or any action or inaction of (1) Operator, (2) any third party subject to Operator’s direction or control or (3) any other LNG tanker discharging service customer, is not allowed to berth at the Terminal in the confirmed window or is not allowed to discharge completely its cargo (including, for example, cases where the vessel is turned away, is instructed en route that access to the Terminal or unloading will not be available, or is unable to unload all or part of its cargo at the Terminal), and is not able to berth and discharge its cargo at the Terminal at a later time within 15 days despite its compliance with Section 4 of Rate Schedule LTD-1, then the Failed Cargo Amount for the month will also include for each such vessel an amount equal to the product of (A) the volume of non-discharged cargo (in cubic meters) and (B) *** Dth/cubic meter.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(iii)	If (A) the Failed Cargo Amount is due to Force Majeure and (B) such Force Majeure has continued for no more than *** consecutive days, then the “Failed Cargo Credit” will equal the product of (x) the Failed Cargo Amount and (y) *** of the Return and Taxes Rate.

(iv)	In all other cases, the “Failed Cargo Credit” will equal the product of (x) the Failed Cargo Amount and (y) *** of the LTD Unit Rate.

(c)	To the extent that any service described above is not available but Operator offers a substitute service reasonably acceptable to Customer, the service will not be considered unavailable for purposes of this Section 5.6.

(d)	To the extent Operator is obligated to pay Customer under Section 5.6(b), such amount will be credited against Customer’s future payments; provided that if Operator is obligated to pay for three consecutive months, Operator will pay such amount to Customer in lieu of credits.

5.7.	FERC Modification of Agreement.

(a)	The Parties agree that the LTD Expansion Rate need not be justified to the FERC as cost-based under their understanding of current FERC policies. The Parties will advance and defend their agreement for the LTD Expansion Rate to apply under this Agreement in any and all relevant proceedings before the FERC, throughout the term of this Agreement. The Parties will cooperate and coordinate to the greatest extent practicable in so doing. In the event that the FERC determines, at any time, that Operator must establish a cost-based rate or recourse rate in lieu of the LTD Expansion Rate, or the FERC otherwise issues an order or orders that prohibits or prevents Operator from charging Customer the LTD Expansion Rate, the Parties will negotiate in good faith for a period of not less than 180 days an alternative rate arrangement designed to ensure that the original commercial intent of the Parties is preserved. Such negotiations will not obligate the Parties to enter into further agreements or amendments unless by mutual agreement.

(b)

The Parties agree that, under their understanding of current FERC policies, Customer is permitted to assign or sell to one or more third parties (including indirectly, such as buy/sell agreements) all or any part of its rights to the LTD Expansion Service as contemplated by Article 6 at rates agreed upon by Customer with the third party or parties without any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

maximum rate cap or similar regulatory limitation. The Parties will advance and defend this understanding in any and all relevant proceedings before the FERC, throughout the term of this Agreement. The Parties will cooperate and coordinate to the greatest extent practicable in so doing. If at any time during the term of this Agreement, the FERC establishes a limitation on Customer’s right to freely assign or sell its rights to the LTD Expansion Service at rates established between Customer and the third party, the Parties will negotiate in good faith for a period of not less than 180 days an alternative arrangement designed to ensure that the original commercial intent of the Parties is preserved. Such negotiations will not obligate the Parties to enter into further agreements or amendments unless by mutual agreement.

(c)	To the extent that Operator must establish recourse rates under any rate schedule as a result of the Terminal Expansion, the Parties agree (subject to FERC approval) that the recourse rates will be designed to cover the costs of constructing and operating the Terminal Expansion facilities with a rate of return on equity of 15%, a straight-fixed-variable rate design and a 20-year depreciation period. Both Parties will cooperate in advancing and defending this approach to the FERC; provided however, that neither Operator nor Customer will be obligated to advance or defend this approach to the extent that such actions would conflict with or undermine its right to take rehearing and seek court review of any FERC order requiring a recourse rate and to advance contrary arguments in such proceedings.

(d)	If any terms of this Agreement are in any way modified in any material respect or made ineffective by law, order, rulemaking, regulation or policy of the FERC or any other Governmental Authority having jurisdiction over the Parties at any time during the term of this Agreement then, at the request of either Party, the Parties will negotiate in good faith for a period of not less than 180 days an alternative arrangement designed to ensure that the original commercial intent of the Parties is preserved. Such negotiations will not obligate the Parties to enter into further agreements or amendments unless by mutual agreement.

6	ASSIGNMENT

6.1.	Capacity Assignment. Customer will be entitled to assign capacity held pursuant to this Agreement to one or more persons or entities (each an “Assignee”), provided that all of the following conditions are satisfied:

(a)

Temporary Assignment. Customer may at any time assign all or any portion of its MCSQ or MDDQ under this Agreement to an Assignee for a period less than the full remaining term of this Agreement; provided,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

however, that unless mutually agreed otherwise by Operator, such assignment shall not affect the rights or obligations of the Parties under this Agreement in any way. Customer shall remain responsible for all interactions with Operator pursuant to this Agreement and shall retain its obligation to pay the LTD Expansion Rate and any other applicable charges. Customer need not inform Operator of any assignment pursuant to this Section, nor of any terms of such assignment, nor of the identity of an Assignee.

(b)	Permanent Assignment. If Customer desires to assign all or any portion of its MCSQ or MDDQ under this Agreement to an Assignee for the full remaining term of this Agreement, it shall provide Operator at least two months advance written notice of that desire. Such permanent assignment shall require the express written consent of Operator, which shall not be unreasonably withheld. In addition, any permanent assignment shall be for a commercially reasonable minimum quantity, shall reflect the proportion of MCSQ and MDDQ originally provided to Customer, and must convey all Customer’s rights to the capacity, including its rights pursuant to Section 3.3, and may not contain any reversion or recall rights for Customer. If Operator agrees to a permanent assignment pursuant to this provision, its agreement shall be conditioned upon the execution of all necessary agreements with the Assignee, including comparable assurance of payment from an entity with an Investment Grade Credit Rating or the posting of collateral or other payment assurance which, in the reasonable judgment of Operator, will provide similar assurance of payment. Customer shall remain fully obligated with respect to the assigned quantities unless and until the Assignee expressly assumes such obligations in writing, at which time (i) Customer will be released from all obligations with respect to the assigned quantities, (ii) Customer shall have no further rights with respect to the assigned quantities, and (iii) the amount of the Statoil Guarantee will be reduced in proportion to the amount of capacity assigned.

6.2.	Other Assignment. Except as otherwise provided in this Article 6, and except that either Party may assign or delegate duties to an Affiliate without the consent of the other, no assignment or delegation of duties under this Agreement will be made unless there first will have been obtained the prior written consent of the other party, such consent not to be unreasonably withheld. Any assignment hereof by Operator will be subject to the receipt and acceptance by Operator of any necessary regulatory or governmental authorizations. This Agreement will be binding upon and will inure to the benefit of the respective authorized successors and assigns. Except as provided in this Article 6, no assignment will relieve the assignor of any of its obligations under this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

6.3.	Sale or Transfer. So long as the rights and obligations of the Parties among themselves under this Agreement are not affected and no obligations are imposed on Operator with respect to any third party, nothing in this Article 6 will restrict Customer from selling or transferring any portion of its rights to utilize capacity or receive services provided under this Agreement.

6.4.	Title. Title to the Terminal Expansion remains with Operator and its successors and assigns, without limitation or exception.

7	CREDITWORTHINESS

7.1.	Customer Creditworthiness.

(a)	Customer will provide assurance of its ability to meet all its financial obligations to Operator and DTI under this Agreement and the Related Agreements. The assurance will be in the form of a corporate guarantee (the “Statoil Guarantee”) subject to the following provisions:

(i)	the guarantor will be Statoil ASA.

(ii)	the Statoil Guarantee will irrevocably, absolutely and unconditionally guarantee the performance by Customer of all present and future obligations and liabilities of Customer to Operator and DTI under this Agreement and the Related Agreements, provided that the maximum amount of the Statoil Guarantee will be $*** million until the first anniversary of the In-Service Date and will decrease by $*** million on such anniversary and each anniversary thereafter, plus any costs and expenses (including reasonable attorneys’ fees) incurred by Operator in enforcing the Statoil Guarantee.

(iii)	the guarantee will not be assignable by Statoil ASA.

(iv)

The Statoil Guarantee and the duties and obligations of the Statoil ASA thereunder will be enforceable against Statoil ASA in the courts of the United States of America. For such purpose, Statoil ASA will irrevocably submit to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of the Statoil Guarantee may be heard and determined in any of such courts. Statoil ASA will further irrevocably agree that a final judgment of any of these courts in any action or proceeding relating to the Statoil Guarantee will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

other manner provided by law. To the extent that Statoil ASA has or hereafter may acquire any immunity (including, without limitation, sovereign immunity) from jurisdiction of any court or from any legal process, Statoil ASA will irrevocably waive such immunity in respect of its obligations under the Statoil Guarantee; provided that nothing in such waiver will require Statoil ASA to waive or forfeit the benefit of the protections under 28 USC §§1330 or 1441 with respect to its right to be sued only in federal court or with respect to the exclusion of jury trials.

(v)	the Statoil Guarantee will otherwise be in form and substance reasonably acceptable to Operator.

(b)	Customer will maintain the Statoil Guarantee in full force and effect for the term of this Agreement.

(c)	If Customer has established and maintains assurance, pursuant to any Related Agreement, that together with the assurance provided under this Agreement satisfies the requirements of this Section 7.1, no additional assurance will be required by this Section.

7.2.	Operator Creditworthiness.

(a)	Subject to the provisions of Section 7.2(e), from the In-Service Date through the remaining term of this Agreement Operator will maintain a Net Worth of not less than the Minimum Amount.

(1)	“Net Worth” means total assets minus total liabilities, determined in accordance with generally accepted accounting principles consistently applied.

(2)	The “Minimum Amount” will be $*** from the In-Service Date through the first anniversary of the In-Service Date, and will decrease by $*** on such anniversary and each subsequent anniversary of such date.

(b)	Operator will provide a certificate from Consolidated Natural Gas Company (“CNG”), of which Operator is an indirect wholly owned subsidiary, in the form set forth in Appendix B.

(c)

Within 90 days after the end of each fiscal year of Operator, Operator will deliver a compliance certificate signed by an authorized representative of Operator as to such representative’s knowledge of Operator’s compliance with the covenants set forth in Section 7.2(a). The compliance certificate

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

will attach (i) a consolidated balance sheet of Operator and its subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders’ equity and cash flow for such fiscal year and (ii) an unqualified report with respect to the financial statements from a nationally recognized firm of certified public accountants, which report shall be prepared in accordance with generally accepted auditing standards; provided, however, that upon Operator’s request, Customer will reasonably consider eliminating the requirement of clause (ii) above to provide an accountant’s report and relying instead upon Operator’s financial reports filed with the FERC.

(d)	If at any time either (i) Operator’s Net Worth is less than the Minimum Amount or (ii) Section 4.04 (Limitation of Liens) of the CNG Indenture no longer applies to Operator then Customer may provide Operator with written notice requesting a substitute guarantee from CNG in an amount consistent with Section 7.2(a)(2) and in a form substantially similar to the DRI Guarantee pursuant to the Terminal Precedent Agreement. Upon receipt of such notice Operator shall have 30 days to provide such guarantee. If Operator fails to provide such guarantee or other Performance Assurance reasonably acceptable to Customer within such 30-day period, then a Termination Event under Section 9.1 will be deemed to have occurred and Customer will be entitled to the remedies set forth in Section 9.2. For the purposes of this Agreement “Performance Assurance” means collateral in the form of either cash, letter(s) of credit, or other security acceptable to Customer.

(e)	Operator’s obligations under this Section 7.2 will be excused if and to the extent that (1) Operator causes CNG (or another Affiliate of Operator satisfactory to Customer in its discretion) to provide a performance guarantee to Customer with respect to all Operator’s obligations under this Agreement which shall be in form and substance similar to that specified in Section 7.2(d), or (2) CNG executes and delivers an agreement, in form and substance reasonably satisfactory to Customer, by which CNG will become jointly and severally liable together with Operator for any obligations of Operator arising from the enforcement by Customer of any remedies that Customer may have pursuant to Article 9.

8	FORCE MAJEURE; PAYMENT REDUCTION; INDEMNIFICATION

8.1.	Definition. The term “Force Majeure”, as used in this Agreement will have the same meaning as it does in Operator’s FERC Gas Tariff, as in effect from time to time, provided that this Agreement shall be deemed a “Service Agreement” for purposes of interpreting that tariff provision.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

8.2.	Effect of Force Majeure. In the event that either Party is rendered unable wholly or in part by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payment of amounts accrued and due hereunder at the time thereof, the obligations of that Party that are reasonably affected will be suspended from the commencement of the Force Majeure event through the continuance of any inability so caused, on such Party’s giving written notice and full particulars of the Force Majeure event to the other Party within a reasonable time after the occurrence of the cause relied on. Neither Party will be liable in damages to the other for any act, omission, or circumstances occasioned by or in consequence of Force Majeure; provided, however, such Force Majeure shall be remedied with all reasonable dispatch by the Party claiming the existence of Force Majeure. The existence of Force Majeure will not relieve a Party from its obligations to make payments of amounts accrued and due under this Precedent Agreement at the time of the Force Majeure event. During a period of Force Majeure claimed by Operator, Customer will be relieved of its payment obligations under this Agreement to the extent provided for in Section 5.6. In the event that a period of Force Majeure persists for more than 30 days, then within 60 days of the start of the event, the Party claiming Force Majeure shall notify the other Party, in writing, of the date by which it expects to resume its obligations under this Agreement. If the claiming Party projects that the Force Majeure event will not persist for more than two years and the non-claiming Party disagrees, it will be entitled to pursue a resolution pursuant to the terms of Article 10. If the Force Majeure event is projected to persist for more than two years, then the other Party shall have 60 days from the later of the claiming Party’s notice and the decision pursuant to the Article 10 process, to respond, in writing, whether it elects to terminate this Agreement. If the responding Party does not elect to terminate, then the Party affected by Force Majeure will proceed with all reasonable dispatch to resume the performance of its obligations within the projected time.

8.3.	Waivers. The waiver by a Party of any right to suspend its performance due to a Force Majeure event or due to breach by another Party of any provision of this Agreement will not operate as a waiver of any other right to suspend performance due to a subsequent Force Majeure event or breach of this Agreement.

8.4.	Payment Reduction.

(a)	An “LNG Prohibition” means the imposition of any Legal Requirement by any Governmental Authority that prohibits the transportation of LNG, whether specifically, or as one of a category of dangerous cargoes, to the United States in general or to the Chesapeake Bay or to the Terminal in particular.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(b)	During the period of an LNG Prohibition, (1) Customer will be relieved of its obligation to make payments under this Agreement except as set forth in Section 8.4(d) below and (2) Customer and Operator will enter into an agreement for Firm Transportation Service on the Pipeline, consistent with FERC requirements, to replace, supersede or offset the Pipeline Service Agreement, that provides for Customer to pay a 100% load factor equivalent of Customer’s Pipeline rate for Firm Transportation Service on the Pipeline.

(c)	If the LNG Prohibition persists for more than 5 years, then at any time after such 5-year period during the continuation of the LNG Prohibition, either Party will have the right to terminate this Agreement upon 30 days’ written notice to the other Party; provided that if this Agreement is terminated, the Pipeline Service Agreement, including the replacement agreement referenced in Section 8.4(b), must be simultaneously terminated.

(d)	If an LNG Prohibition occurs prior to ten years after the In-Service Date, then Customer will pay Operator one-twelfth of 2.5% of the Terminal Expenditures for each month during the LNG Prohibition, until the earliest of (1) the date that is ten years after the In-Service Date, (2) the discontinuance of the LNG Prohibition and (3) the date of termination of this Agreement by Operator pursuant to Section 8.4(c) above; provided that if Customer terminates this Agreement pursuant to Section 8.4(c) above, Customer will pay to Operator in one lump sum the aggregate of the amounts due under this Section 8.4(d) from the date of termination until the date that is ten years after the In-Service Date.

8.5.	Indemnification.

(a)	Notwithstanding the provisions of Section 9.3(a), Customer will indemnify, defend and hold harmless Operator from and against all Third Party Claims arising out of the performance or nonperformance in connection with this Agreement by Customer or operator of Customer’s vessel, the owner thereof or any other third party acting on behalf of Customer. In no event will Customer indemnify Operator from Third Party Claims which are the result of Operator’s negligence, bad faith or willful misconduct. “Third Party Claims” means all losses, damages, costs, expenses, claims, suits, actions, proceedings and demurrage and delay made, incurred or asserted by any third party.

(b)

Notwithstanding the provisions of Section 9.3(a), Operator will indemnify, defend and hold harmless Customer from and against all Third Party Claims arising out of the performance or nonperformance in connection with this Agreement by Operator or any third party acting on behalf of

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Operator. In no event will Operator indemnify Customer from Third Party Claims which are the result of Customer’s negligence, bad faith or willful misconduct.

9	TERMINATION

9.1.	Termination Events. A “Termination Event” will mean, with respect to a Party (“Party A”), the occurrence of any of the following:

(a)	The failure of Operator to provide the LTD Expansion Service for reasons other than Force Majeure such that, in each of 12 consecutive months, Customer is not able to (1) unload at least one cargo of volume of 138,000 cubic meters, (2) store at least 3,643,200 Dth of LNG and (3) receive vaporization and delivery of at least 3,643,200 Dth.

(b)	The failure by Customer to pay in full all amounts due under this Agreement for three consecutive months.

(c)	The unequivocal declaration by Party A that it intends to terminate or repudiate its obligations under this Agreement.

(d)	Any representation or warranty made by the Party A in this Agreement is false or misleading in any material respect when made and, if such misrepresentation is capable of being cured, it has not been cured within 30 days after written notice.

(e)	Party A becomes Bankrupt.

(f)	Party A consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party.

(g)	With respect to Party A’s guarantor, if any:

(i)	the failure of the guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement;

(ii)	the guarantor becomes Bankrupt;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(iii)	the failure of the guarantor’s guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under this Agreement without the written consent of the other Party; or

(iv)	the guarantor repudiates, disaffirms, disclaims, or rejects, in whole or in part, or challenges the validity of its guaranty.

(h)	Any event occurs with respect to Party A or its Affiliate which constitutes a Termination Event or any other event which entitles the counterparty to any Related Agreement to terminate that Related Agreement and due to such event either the Related Agreement has terminated or the counterparty to that Related Agreement has given notice of termination of the Related Agreement.

9.2.	Remedies.

(a)	General. If either Party (“Party A”) fails to perform its obligations under this Agreement, the other Party (“Party B”) may pursue any remedies available at law or in equity, except as expressly limited by this Agreement.

(b)	Remedies upon Termination Events. Upon the occurrence of a Termination Event with respect to Party A, then Party B may

(i)	suspend performance of its obligations under this Agreement, including the payment of amounts owed under this Agreement, until such failure is cured; provided, however that, to the extent Operator is performing the LTD Expansion Service but fails to perform other obligations under this Agreement, all suspended payments accrued (subject to Section 5.6) will be paid in full upon the cure of the failure; and either

(ii)	terminate this Agreement by giving at least 60 days notice to Party A and obtain the liquidated damages set forth in Section 9.2(c); or

(iii)	if Operator is Party A and Customer does not exercise its right to terminate this Agreement, then subject to Section 9.2(c), Customer will be entitled to obtain an order of specific performance from a court of competent jurisdiction against Operator requiring Operator to continue to provide the LTD Expansion Service under the terms of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(c)	Liquidated Damages.

(i)	Upon termination of this Agreement by Customer pursuant to Section 9.2(b), or if Customer is unable to obtain an order of specific performance from a court of competent jurisdiction against Operator requiring Operator to continue to provide the LTD Expansion Service under the terms of this Agreement, Operator will pay to Customer an amount equal to $*** million less the product of (A) $*** million and (B) the number of full years that have elapsed since the In-Service Date (“Operator Termination Amount”). The Operator Termination Amount will be further reduced (but not below zero) by any damages paid by Operator to Customer under the Terminal Precedent Agreement.

(ii)	Upon termination of this Agreement by Operator pursuant to Section 9.2(b), Customer will pay to Operator an amount equal to $*** million less the product of (A) $*** million and (B) the number of full years that have elapsed since the In-Service Date (the “Customer Termination Amount”). The Customer Termination Amount shall be further reduced (but not below zero) by any damages paid by Customer to Operator under the Terminal Precedent Agreement.

(iii)	With respect to the rights of the parties to obtain liquidated damages pursuant to this Section 9.2(c), the Parties acknowledge that (A) the actual damages that would be suffered by a Party under the circumstances described in such Sections would be difficult to prove, (B) the liquidated amount determined is a reasonable estimate of the anticipated harm and (C) that obtaining an adequate remedy at law would otherwise be difficult or impossible. Each Party irrevocably waives the right to contest the liquidated damages specified in this Section 9.2(c) as an unreasonable penalty. These liquidated damages will be the exclusive remedy of Party B that has elected to terminate this Agreement.

(d)

Specific Performance. With respect to Customer’s right to obtain an order of specific performance pursuant to Section 9.2(b)(iii), the Parties acknowledge that (i) the Terminal Expansion is a unique asset and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

obtaining the LTD Expansion Service at another location would be difficult or impossible for Customer to achieve, (ii) obtaining an adequate remedy at law would be difficult or impossible, and (iii) an order of specific performance requiring Operator to continue to provide the LTD Expansion Service to Customer would be an appropriate remedy. Such right will be limited so that Operator will not be required to incur or pay any out-of-pocket costs or expenses in complying with the order of specific performance to the extent that the aggregate amount of such costs and expenses (excluding amounts incurred or paid prior to the issuance of such order other than as liquidated damages under this Agreement) exceeds $***. If an order requiring specific performance by Operator is issued and enforceable and the reasonably estimated costs of compliance with such order exceed Operator’s Net Worth, then to the extent the costs of compliance are within the cost limitation set forth in this Section 9.2(d), Customer may demand and Operator will cause to be provided a performance guarantee from CNG to comply with the order. The guarantee will be in a form substantially similar to the DRI Guarantee pursuant to the Terminal Precedent Agreement.

(e)	Limit. Notwithstanding anything in this Agreement to the contrary, in no event shall Operator be liable to Customer under this Agreement (whether in an action in contract, tort or otherwise) for damages (including liquidated damages or fees for termination but excluding amounts paid pursuant to Section 8.5) and for costs required to comply with an order for specific performance of any obligation under this Agreement to the extent that such damages or costs exceed an aggregate of $***. Operator acknowledges that credits or payments under Section 5.6 will not be considered damages for purposes of this paragraph (e).

9.3.	Limitation of Liability.

(a)	The liability of a Party under this Agreement will be limited to that expressly specified, or if not expressly specified, other direct damages. Except to the extent damages are expressly liquidated pursuant to Section 9.2, neither Party will have any liability for special, incidental, exemplary, consequential, or punitive damages (including lost or reduced profits and business opportunities) whether based on contract, tort (including negligence), warranty, strict liability or otherwise.

(b)

No recourse shall be had for any payment or performance under this Agreement, or for any claim based thereon or otherwise in respect thereof, against any Affiliate of any Party or any incorporator, stockholder, member, partner, officer, employee or director of any (i) Party, (ii) Affiliate or (iii) predecessor or successor entity, whether by virtue of any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise or whether in an action in contract or tort or in law or equity. Notwithstanding the foregoing, nothing in this Section shall limit or prejudice any Party’s right to proceed under other agreements with any of such persons, including without limitation the guaranty agreements referenced herein.

(c)	Notwithstanding any provision in this Agreement or the Terminal Precedent Agreement to the contrary, in no event shall any Party be liable for damages or performance for the same occurrence or event under both the Terminal Precedent Agreement and this Agreement and the Parties shall not be permitted to combine the remedies under this Agreement with the remedies under the Terminal Precedent Agreement. Prior to the In-Service Date, the remedies of a Party under this Agreement will not apply if a remedy is available under the Terminal Precedent Agreement for the same occurrence or event.

(d)	Notwithstanding any provision of this Agreement or any Related Agreement to the contrary, Customer’s aggregate liability to Operator and DTI (whether in an action in contract, tort or otherwise) for damages (including any liquidated damages but excluding amounts paid pursuant to Section 8.5) under this Agreement and the Related Agreements shall not exceed:

(1)	with respect to the Terminal Precedent Agreement and this Agreement, $*** million less the product of (x) $*** million and (y) the number of full years that have elapsed since the In-Service Date;

(2)	with respect to the CP Pipeline Precedent Agreement and the CP Pipeline Service Agreement, $78 million less the product of (x) $3.9 million and (y) the number of full years that have elapsed since the In-Service Date; and

(3)	with respect to the DTI Precedent Agreement and the DTI Service Agreements, $122 million less the product of (x) $6.1 million and (y) the number of full years that have elapsed since the In-Service Date.

Customer acknowledges that any outstanding amounts that are then due and payable under Section 5.1 will not be considered damages for purposes of this Section 9.3(d).

(e)	Notwithstanding any provision of this Agreement or any Related Agreement to the contrary,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(i)	Operator’s and DTI’s aggregate liability to Customer (whether arising from an action in contract, tort or otherwise) for damages (including liquidated damages but excluding amounts paid pursuant to Section 8.5) and for costs required to comply with an order of specific performance of any obligation under this Agreement and the Related Agreements shall not exceed $*** million ($*** million with regard to the Terminal, $78 million with regard to the Cove Point Pipeline, and $122 million with regard to the DTI Pipeline); and

(ii)	Operator’s and DTI’s aggregate liability to Customer (whether arising from an action in contract, tort or otherwise) for damages under this Agreement and the Related Agreements (including liquidated damages but excluding (A) amounts paid pursuant to Section 8.5 and (B) any costs required to comply with an order of specific performance of any obligation under this Agreement or any Related Agreement) shall not exceed:

(1)	with respect to the Terminal Precedent Agreement and this Agreement, $*** million less the product of (x) $*** million and (y) the number of full years that have elapsed since the In-Service Date;

(2)	with respect to the CP Pipeline Precedent Agreement and the CP Pipeline Service Agreement, $78 million less the product of (x) $3.9 million and (y) the number of full years that have elapsed since the In-Service Date; and

(3)	with respect to the DTI Precedent Agreement and the DTI Service Agreements, $122 million less the product of (x) $6.1 million and (y) the number of full years that have elapsed since the In-Service Date.

Operator acknowledges that credits or payments under Section 5.6 will not be considered damages for purposes of this Section 9.3(e).

10	DISPUTE RESOLUTION

10.1.	Good Faith Negotiation. The Parties involved in any dispute arising out of or in connection with this Agreement will attempt in good faith to resolve such dispute promptly through negotiation. Any dispute arising under this Agreement will be a dispute subject to resolution under this Article.

10.2.	Initial Negotiation. To invoke the procedures set forth in this Article 10, a Party will provide written notice to the other Party, which notice will designate a

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

manager for such purpose. Upon receiving such written notice, the other Party will also designate a manager to meet to attempt to resolve the dispute. If the dispute has not been resolved within 45 days after the last date on which a Party received written notice to invoke the dispute resolution procedures, then the dispute will be submitted to the senior executives of the Parties. The senior executives will meet within 15 days following a request for such meeting by any Party and will attempt to resolve the dispute within 30 days of their initial meeting.

10.3.	Mediation. If the senior executives fail to resolve the dispute within 45 days after the date on which a request was made for such meeting, the Parties will meet to discuss the retention of a mediator for the purpose of resolving the dispute through non-binding mediation. Participation in such mediation will be voluntary. If the Parties agree to non-binding mediation, they will mutually agree upon a mediator within 20 days of the initial meeting of the Parties with respect to the retention of a mediator. The Parties will seek to resolve the dispute in an expeditious manner, and to the extent possible, within 30 days of commencement of mediation. The cost of any mediation under this Section 10.3 will be divided equally between the Parties. Absent an agreement to mediate, each Party retains all rights to agree to arbitration or to resort to any other means to resolve the dispute in its sole discretion.

10.4.	Expert Resolution. The Parties acknowledge that certain issues relating to this Agreement may be suitable for resolution by a single expert or a panel of experts. If and to the extent that the Parties may agree from time to time that any issue is suitable to be resolved in such a manner they will promptly agree upon an appropriate procedure for (a) the selection of qualified expert(s), (b) identification of the issue(s) to be submitted to the expert(s) and (c) other relevant factors.

11	REPRESENTATIONS AND WARRANTIES

11.1.	Operator’s Representations and Warranties. Operator hereby represents and warrants to Customer on the date of execution hereof as follows:

(a)	Operator is a limited partnership duly organized and in good standing under the laws of the State of Delaware, and has qualified to do business as a foreign limited partnership in the State of Maryland.

(b)	Operator has the power, authority and legal right to enter into and perform its obligations under this Agreement. The execution, delivery and performance of Operator’s obligations under this Agreement have been duly authorized by all required limited partnership action and do not and will not: (i) violate any applicable Legal Requirement or any provisions of its organizational documents; or (ii) constitute or give rise to a default under any agreement or instrument to which Operator is a party or by which its assets may be bound, or result in the creation of any Encumbrance on any assets of Operator.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(c)	This Agreement has been duly executed and delivered by Operator and constitutes a legal, valid and binding obligation of Operator, enforceable against Operator in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally.

(d)	No event has occurred or is reasonably anticipated by Operator that is likely to have a material adverse effect on the financial condition of Operator or its ultimate parent or on Operator’s ability to perform its obligations hereunder.

(e)	Except as described in Schedule 11.1(e), there is no pending or, to the knowledge of Operator, threatened, claim, action or proceeding affecting Operator before any court, arbitrator or any administrative agency or other governmental authority that could reasonably be expected to materially adversely affect Operator’s ability to perform its obligations under this Agreement.

11.2.	Customer’s Representations and Warranties Customer hereby represents and warrants to Operator on the date of execution hereof as follows:

(a)	Customer is a limited liability company duly organized and in good standing under the laws of the State of Delaware and has qualified to do business as a foreign limited liability company in the State of Maryland.

(b)	Customer has the power, authority and legal right to enter into and perform its obligations under this Agreement. The execution, delivery and performance of Customer’s obligations under this Agreement have been duly authorized by all required corporate action and do not and will not: (i) violate any applicable Legal Requirement or any provisions of its organizational documents; or (ii) constitute or give rise to a default under any agreement or instrument to which Customer is a party or by which its assets may be bound.

(c)	This Agreement has been duly executed and delivered by Customer and constitutes a legal, valid and binding obligation of Customer, enforceable against Customer in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(d)	No event has occurred or is reasonably anticipated by Customer that is likely to have a material adverse effect on the financial condition of Customer or its ultimate parent or on their ability to perform their obligations under this Agreement or the Statoil Guarantee, respectively, including, the ability to deliver the financial assurances set forth in Article 7.

(e)	Except as described in Schedule 11.2(e), there is no pending or, to the knowledge of Customer, threatened, claim, action or proceeding affecting Customer before any court, arbitrator or any administrative agency or other governmental authority that could reasonably be expected to materially adversely affect Customer’s ability to perform its obligations under this Agreement.

12	NOTICES

Any notice that either Party may desire to give to the other, will be in writing and sent by first-class mail, hand-delivery, nationally recognized overnight courier, or facsimile to the attention of the appropriate person to the applicable post office address or telephone fax number set forth below; and in the case of notice to Customer, with a copy sent to Statoil ASA by electronic mail to the address set forth below:

Operator:	Dominion Cove Point LNG, LP
120 Tredegar Street
Richmond, VA 23219
Attention: Donald R. Raikes
Phone: (804) 819-2818
Fax: (804) 819-2062

Customer:	Statoil Natural Gas LLC
1055 Washington Boulevard, 7th Floor
Stamford, CT 06901
Attention: Kurt Georgesen
Phone: (203) 978-6934
Fax: (203) 978-6952

with a copy for Statoil ASA as follows

Mr. Otto Granli Vice President, Atlantic Basin LNG Statoil ASA N-4035 Stavanger NORWAY (via e-mail at ogr@statoil.com)

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

or any such other address as either party will designate by formal written notice. Notices will be deemed to have been received when delivered by hand or actually received.

13	MISCELLANEOUS

13.1.	Standard of Review. The Parties do not concede that the FERC has any authority to change aspects of this Agreement absent the agreement of all Parties to the proposed change. Were the FERC to have any authority to do so, the standard of review for changes to this Agreement proposed by a Party, a non-party or the Federal Energy Regulatory Commission acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the “Mobile-Sierra” doctrine).

13.2.	Regulatory Proceedings. Customer and Operator may initiate and participate fully in any FERC ratemaking, rulemaking, tariff proceeding, other regulatory proceedings, and court cases that may directly or indirectly affect the Expansion Services, the rates paid for those services, or related terms; provided, however, that neither Party may advance any position in any such a proceeding that would materially alter its obligations under this Agreement, or, in the case of Operator, that would materially or adversely alter the service to be provided hereunder unless Customer has first agreed to such change and any necessary alteration of this Agreement. Subject to the foregoing limitation, Operator shall have the right to propose and make effective with the FERC and any Governmental Authority having jurisdiction revisions to its FERC Gas Tariff, including the rate schedules included therein, without prejudice to the right of Customer to contest or oppose such proposals.

13.3.	No Construction Against Drafter. Each and every provision of this Agreement will be considered as prepared through the joint efforts of the Parties and will not be construed against either Party as a result of the preparation or drafting thereof. No consideration will be given or presumption made on the basis of who drafted any particular provision of this Agreement.

13.4.	No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement is intended or will be construed to confer upon or to give any person not a Party hereto any rights, remedies or obligations under or by reason of this Agreement, except DTI with respect to Sections 9.3(d) and (e).

13.5.	Further Assurances. Each Party agrees to execute and deliver all such other and additional instruments and documents and to do such other acts as may be reasonably necessary to effectuate the terms and provisions of this Agreement.

13.6.	Governing Laws. This Agreement will be subject to all applicable laws, federal or state and to all applicable rules and regulations of any duly authorized federal,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

state or other government agency having jurisdiction over the transactions described herein. In the event of a conflict between the provisions of this Agreement and such laws, rules, orders and regulations, such laws, rules, orders and regulations will control. The interpretation and performance of this Agreement will be in accordance with and controlled by the laws of the State of New York, without giving effect to any conflict of laws principles other than New York General Obligations Law §§5-1401 and 5-1402. Each Party irrevocably submits to the non-exclusive jurisdiction of the federal courts of the United States for the Southern District of New York, and if for any reason the Federal courts of the United States for the Southern District of New York will not or cannot hear any such action or proceeding, to the non-exclusive jurisdiction of the courts of the State of New York that are located in the Borough of Manhattan, New York. Each Party agrees that all claims with respect to this Agreement may be heard and determined in any of such courts. Each Party irrevocably waives any right to a jury trial in any court proceeding relating to this Agreement.

13.7.	Written Agreement. This Agreement requires execution by both parties to create a binding contractual commitment. This Agreement can be modified only by a written agreement of the Parties.

13.8.	No Waiver. No waiver of either Party of any failure by the other Party in the performance of any provision, condition or requirement herein or such Party’s right to suspend performance due to a Force Majeure event, will be deemed to be a waiver of, or in any manner release the other Party from, future performance of any other provision, condition or requirement herein or rights with respect to a future Force Majeure event, nor will such waiver be deemed to be a waiver of, or in any manner release the other Party from, future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder will not impair the exercise of any such right, or any like right, accruing to it thereafter.

13.9.	Construction. The titles to the paragraphs of this Agreement are included only for convenience and will have no effect on the construction or interpretation of this Agreement. References to Articles, Sections, and Appendices are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments will be deemed to include all exhibits and appendices thereto and all subsequent amendments and other modifications to such instruments, to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. In this Agreement, the word “including” will be deemed to mean “including without limitation.” “$” will mean U.S. dollars. The term “will” has the same meaning as “shall,” and thus means an obligation.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

13.10.	Survival. The provisions of and the obligations of the Parties under Sections 3.3(g), and 13.13 will survive the expiration or other termination of this Agreement. The expiration or termination of this Agreement will not extinguish obligations of a Party to pay amounts that are accrued and due on or prior to the date of expiration or termination.

13.11.	Entire Agreement. This Agreement, together with the Related Agreements, reflects the whole and entire agreement of the Parties hereto and supersedes all prior agreements related to the subject matter hereof, including (a) the letter of intent between Operator and Customer dated January 27, 2004, as modified by a letter dated January 29, 2004 and (b) upon the expiration of the Terminal Precedent Agreement, the Terminal Precedent Agreement (except to the extent terms of the Terminal Precedent Agreement survive such termination by its terms).

13.12.	Waiver of Sovereign Immunity. To the extent Customer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, its revenues or its property, it hereby irrevocably waives, and agrees not to claim, such immunity for itself, its revenues and its properties in respect of its obligations under this Agreement to the extent permitted by applicable law. Without limiting the generality of the foregoing, Customer agrees that the waiver set forth in this paragraph shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended, and is intended to be irrevocable for purposes of such Act.

13.13.	Confidentiality.

(a)

During the term of this Agreement and for a period of five years after the expiration or other termination of this Agreement, a Recipient of Confidential Information will (i) keep the Confidential Information confidential and secret, and not, without previous written consent of Disclosing Party, directly or indirectly disclose the Confidential Information to any third party, except as expressly permitted in clause (ii) or paragraph (b) below; (ii) disclose or divulge the Confidential Information (whether directly or indirectly and by whatever means or method) only to its and its Affiliates’ officers, employees, agents, technical consultants, legal counsel, representatives or lenders (collectively, the “Representatives”) who have reason or need to know Confidential Information for the purpose of performing this Agreement and the Related Agreements and ensure that all such Representatives to whom Confidential Information is disclosed are subject to reciprocal obligations of confidentiality reflecting the obligations of confidentiality

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

set out herein (in all cases, the Recipient will be responsible and liable for any breach of this Agreement by any Representative, including any third parties to which Confidential Information is disclosed whether directly or indirectly by the Disclosing Party or the Recipient); and (iii) not use the Confidential Information for any purpose other than in the performance of this Agreement and the Related Agreements or to the detriment of the party that disclosed the Confidential Information. A Recipient will exercise at least the same degree of care with respect to the Confidential Information as the Recipient uses in handling its own proprietary non-public information, but in any event no less than reasonable care. For purposes of this Section 13.13, Petoro AS will be considered an Affiliate of Customer.

(b)	Notwithstanding Section 13.13(a), a Recipient or its Representatives may disclose Confidential Information when, in the manner and to the extent such disclosure of Confidential Information is required in order for that Party or its Representatives to comply with any Legal Requirement. Any such required disclosure as described above is hereinafter referred to as a “Permitted Disclosure”. Each Recipient will, prior to any Permitted Disclosure of Confidential Information, provide the Disclosing Party as much advance written notice as practical in order to afford the Disclosing Party the opportunity to seek an appropriate protective order or other remedy to prevent or narrow the disclosure or to ensure that information will continue to be treated in as confidential a manner as possible. In the event such protective order or other remedy is not obtained, the notifying Recipient or its Representatives, as applicable, may disclose to any tribunal, administrative or judicial body only that portion of the Confidential Information which it, in the sole opinion of its legal counsel, is legally required to disclose. Each Recipient or its Representatives will, if it is required by any Legal Requirement to make any press release or other public statement or disclosure about the Discussions, give the Disclosing Party prior notice thereof and the opportunity to review and comment upon such release, statement or disclosure.

(c)	Upon the written request of the Disclosing Party, at any time, the Recipient will, at its option, account for and either destroy or return to the Disclosing Party all tangible evidences or embodiments of Confidential Information and formally advise the Disclosing Party to that effect in writing. Notwithstanding the foregoing, a Recipient will not be required to return or destroy Confidential Information where the Recipient is required to retain such Confidential Information to comply with any applicable legal or regulatory requirements, provided that such retained Confidential Information is kept confidential in accordance with the terms of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(d)	Nothing contained herein will be construed as granting to any Party any license or right under any patent, copyright, or other intellectual property of the other Party nor will this Agreement impair the right of any Party to contest the scope, validity or alleged infringement of any patent or copyright. The Confidential Information will remain the property of the Disclosing Party.

13.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper officers thereunto duly authorized as of the day and year first above written.

Dominion Cove Point LNG, LP (“Operator”)
By:	Dominion Cove Point LNG Company LLC

	By:	/s/ Anne E. Bomar

	Title:	Vice President, Federal Regulation

Statoil Natural Gas LLC (“Customer”)

By:	/s/ Kurt Georgsen

Title:	Kurt Georgsen, President

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Examples of Calculation

Dominion Cove Point LNG, LP

Terminal Expansion Agreement

APPENDIX A

***

Execution copy

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

APPENDIX B

CONSOLIDATED NATURAL GAS COMPANY.

CERTIFICATE

Consolidated Natural Gas Company, a                      corporation (the “Company”), DOES HEREBY CERTIFY, in connection with the Confidential Terminal Expansion Agreement dated as of             , 200     (the “TEA”) between Dominion Cove Point LNG, LP (“DCP”) and Statoil Natural Gas LLC (“Statoil”), for the benefit of Statoil, that:

1.	Capitalized terms used herein which are not otherwise defined have the meaning set forth in the TEA.

2.	The Company certifies (i) that as of the Net Worth of DCP is not less than $ as evidenced by the consolidated balance sheet attached hereto as Exhibit A, and (ii) the Net Worth is equal to or greater than the Minimum Amount as required by Section 7.2(a) of the TEA. The Company agrees to take all actions necessary to ensure that Operator is in compliance with Section 7.2(a) of the TEA throughout the term of the TEA unless and until Operator’s obligations under Section 7.2 of the TEA are excused pursuant to Section 7.2(e) of the TEA.

3.	The Company acknowledges that, pursuant to Section 9.2(d) of the TEA, in the event that an order of specific performance requiring DCP to continue to provide the LTD Expansion Service to Statoil is issued during the term of the TEA, then to the extent the costs of compliance are less than or equal to $*** in accordance with Section 9.2(d) of the TEA and greater than the Net Worth of DCP as of the date of such order of specific performance, Statoil may demand, and DCP will cause to be provided, a performance guaranty from the Company to guaranty DCP’s compliance with such order of specific performance unless the Company has provided a guaranty pursuant to Section 7.2(e) of the TEA or has become jointly and severally liable together with DCP for any obligations of DCP arising from the enforcement by Statoil of its remedies under Article 9 of the TEA. In such event, and only in such event, upon demand by Statoil, the Company will execute and deliver such a performance guaranty subject to the provisions of Section 9.2 of the TEA in a form substantially similar to the DRI Guarantee provided pursuant to the Terminal Precedent Agreement.

IN WITNESS WHEREOF, this certificate has been executed this      day of                     .

CONSOLIDATED NATURAL GAS COMPANY

By:
Name:
Title:

Execution copy